Exhibit 23.4

Market Research Provider Firm’s Consent

We consent to the reference to our firm or to reports issued by our firm in the registration statement (Form F-1) and related prospectus of Intelsat Global Holdings S.A. for the registration of its common shares.

By:	/s/ Ron Gherman

Frost & Sullivan

San Antonio Texas

May 16, 2012